ACCUMULATOR PLUS (TRADITONAL IRA)
                                                                   [(ROTH IRA)]

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:   [John Doe

         [Owner must be the annuitant]

ANNUITANT:   [JOHN DOE]                     Age: [60]              Sex: [Male]

CONTRACT NUMBER:                    [00000]

         ENDORSEMENTS ATTACHED:   Endorsement Applicable to IRA Contracts

                                  [Endorsement Applicable to Roth IRA Contracts] Endorsement for Extra Credit Annuity

         ISSUE DATE:              [May 1, 1999]

         CONTRACT DATE:           [May 1, 1999]

ANNUITY COMMENCEMENT DATE:        [January 22, 2029]

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.

         The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

         [However, if you choose a date later than age 70 1/2, distributions of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable IRA Contracts.]

GUARANTEED BENEFITS:              Guaranteed Minimum Death Benefit [5% to Age
                                  80 Roll Up] or [Annual Ratchet to Age 80]

BENEFICIARY:      [JANE DOE]

No. EOC99APICB-INDV                                                 Data page 1

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PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):                [$25,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

o [ALLIANCE MONEY MARKET FUND
o ALLIANCE HIGH YIELD FUND
o ALLIANCE COMMON
o STOCK FUND
o ALLIANCE AGGRESSIVE STOCK FUND
o ALLIANCE SMALL CAP GROWTH FUND
o BT EQUITY 500 INDEX FUND
o BT SMALL COMPANY INDEX FUND
o BT INTERNATIONAL
o EQUITY INDEX FUND
o EQ/EVERGREEN FUND
o EQ/EVERGREEN FOUNDATION FUND
o JPM CORE BOND FUND
o LAZARD LARGE CAP VALUE FUND
o LAZARD SMALL CAP VALUE FUND
o MFS GROWTH WITH INCOME FUND
o MFS RESEARCH FUND
o MFS EMERGING GROWTH COMPANIES FUND                              $25,000.00
o MERRILL LYNCH BASIC VALUE EQUITY
o MERRILL LYNCH WORLD STRATEGY
o EQ/PUTNAM GROWTH & INCOME VALUE FUND
o EQ/PUTNAM INVESTORS GROWTH FUND
o EQ/PUTNAM INTERNATIONAL EQUITY FUND]

                                                     TOTAL:      [$25,000.00]

Investment Options shown are Investment Funds of our Separate Account No. VA.

No. EOC99APICB-INDV                                                 Data page 2

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PROCESSING DATES (SEE SECTION 1.18): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.03): Not applicable

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

CONTRIBUTION LIMITS (SEE SECTION 3.02): [We will only accept initial Contributions of at least $25,000 in the form of either a rollover Contributions or a direct custodian-to-custodian transfers from other traditional individual retirement arrangements. Subsequent rollover and direct transfer Contributions in the amount of at least $1,000 may be made at any time until you attain age 79. However, any amount contributed after you attain age 70 1/2 must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Contracts).] We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable of Colorado annuity accumulation contracts/certificates that you own would total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): [Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.]

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000; [Minimum Distribution Withdrawals minimum - $250.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract).

No. EOC99APICB-INDV                                                 Data page 3

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DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit.

Guaranteed Minimum Death Benefit

[APPLICABLE IF THE CONTRACT OWNER ELECTS THIS BENEFIT]

5% to Age 80 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 5% (3% for amounts in the Alliance Money Market Fund) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death if earlier), and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals.

The current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of the withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

[APPLICABLE IF THE CONTRACT OWNER ELECTS THIS BENEFIT]

Annual Ratchet to Age 80 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent Contributions and withdrawals.

Each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit on a pro rata basis.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  Life Annuity 10 Year Period Certain

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

No. EOC99APICB-INDV                                                 Data page 4

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WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01, or, if the Contract is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                                 Current and Maximum
                                                     Percentage of
                Contract Year                        Contributions
                -------------                        -------------
                     1                                 8.00%
                     2                                 8.00%
                     3                                 7.00%
                     4                                 6.00%
                     5                                 5.00%
                     6                                 4.00%
                     7                                 3.00%
                     8                                 2.00%
                     9                                 1.00%
                    10                                 0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

No. EOC99APICB-INDV                                                 Data page 5

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NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

2. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician;

3. the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U. S. Virgin Islands, or Guam) and meets all the following:

    o its main function is to provide skilled, intermediate or custodial nursing care;

    o    it provides continuous room and board to three or more persons;

    o    it is supervised by a registered nurse or practical nurse;

    o    it keeps daily medical records of each patient;

    o    it controls and records all medications dispensed; and

    o    its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

    Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under
    Section 7.02.

The above charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

No. EOC99APICB-INDV                                                 Data page 6
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DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
                  Current and Maximum   Annual rate of 1.10% (equivalent to a
                                        daily rate of 0.003032%).

Administration Charge:
                  Current and Maximum Annual rate of 0.25% (equivalent to a daily rate of 0.000692%). We reserve the right to increase this charge to an annual rate of 0.35%.

Distribution Charge:
               Current and Maximum      Annual rate of 0.25% (equivalent to a
                                        daily rate of 0.000695%).